Exhibit 23.1

[Auditor's Letter Head]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-194470) of China Recycling Energy Corporation of our report dated March 20, 2014 relating to the financial statements which appear in the 2013 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Goldman Kurland and Mohidin, LLP

Goldman Kurland and Mohidin, LLP

Encino, California

June 13, 2014